ASSIGNMENT AND ASSUMPTION OF
                       AUL FUND PARTICIPATION AGREEMENT
                          (Mason Street Funds, Inc.)

THIS ASSIGNMENT AND ASSUMPTION OF AUL FUND PARTICIPATION AGREEMENT (this "Assignment") is made and entered into as of March 31, 2002 by and among ROBERT
W. BAIRD & CO., INCORPORATED, a Wisconsin corporation ("Baird"), NORTHWESTERN MUTUAL INVESTMENT SERVICES, LLC, a Wisconsin limited liability company ("NMIS"), and MASON STREET ADVISORS, LLC, a Delaware limited liability company ("MSA").

                                    RECITALS

A. Baird, NMIS, and Mason Street Funds, Inc., a Maryland corporation (the "Fund") are parties to the Fund Participation Agreement dated as of January 31, 2001 with American United Life Insurance Company (the "Participation Agreement");

B. Both NMIS and MSA are registered as investment advisors under the Investment Advisers Act of 1940, as amended, and both are entities under the common control of The Northwestern Mutual Life Insurance Company, a Wisconsin mutual life insurance company and Wisconsin corporation ("Northwestern Mutual");

C. Both NMIS and Baird are registered as broker/dealers under the Securities Exchange Act of 1934, as amended;

D. NMIS is refocusing its business to concentrate on its broker/dealer operations and, pursuant to an Assignment and Assumption Agreement dated as of January 1, 2002, NMIS assigned to MSA all of its rights and obligations as investment advisor under certain investment advisory agreements relating to the Fund;

E. Effective March 31, 2002, NMIS is to replace Baird in its role as distributor of the Mason Street Funds; and

F. Baird is currently  named as  "Distributor"  and NMIS is  currently  named as
"Advisor"  or  "Adviser"   (hereinafter,   "Advisor")  under  the  Participation
Agreement.

NOW, THEREFORE, in consideration of the recitals set forth above, which are made a part of this Assignment, the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Effective as of January 1, 2002, NMIS hereby transfers, conveys, and assigns to MSA all of its right, title, and interest as Advisor in, to and under the Participation Agreement; and MSA hereby accepts the transfer, conveyance, and assignment of the Participation Agreement from NMIS and assumes all rights, duties, obligations, and liabilities of NMIS as Advisor under the Participation Agreement accruing from and after the January 1, 2002.

2. Effective as of the March 31, 2002, Baird hereby transfers, conveys, and assigns to NMIS all of its right, title, and interest as Distributor in, to and under the Participation Agreement; and MSA hereby accepts the transfer, conveyance, and assignment of the Participation Agreement from Baird and assumes all rights, duties, obligations, and liabilities of Baird as Distributor under the Participation Agreement accruing from and after the March 31, 2002.

3. Each party assigning any rights under this Assignment (each, an "Assignor") represents and warrants to its assignee hereunder (each, an "Assignee") that (i) Assignor is the owner of all of the rights assigned by it under the Participation Agreement; (ii) Assignor has the power, right and authority to enter into this Assignment and to assign all of its right, title and interest in and to the Participation Agreement to Assignee; and
     (iii) Assignor has not previously assigned, pledged or otherwise disposed of or encumbered its interest in the Participation Agreement.

4. Each Assignee represents and warrants to its Assignor that (i) such Assignee has the power, right and authority to enter into this Assignment;
     (ii) in the case of MSA, that it is registered as an investment advisor under the Investment Advisers Act of 1940, as amended; and (iii) in the case of NMIS, that it is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended.

5.   The  notice   addresses  of  Distributor  and  Advisor   specified  in  the
     Participation Agreement shall be amended as follows:

If to Distributor:       Northwestern Mutual Investment
                         Services, LLC
                         611 E. Wisconsin Avenue
                         Milwaukee, WI 53202
                         Attention: Senior Vice President -Variable Annuities

                         If to Advisor:   Mason Street Advisors, LLC
                         720 E. Wisconsin Avenue Milwaukee, WI  53202
                         Attention: President

6. This Assignment shall be governed by the laws of the State of Wisconsin, and shall be binding upon and shall inure to the benefit of Assignor, Assignee, and their respective legal representatives, heirs, successors, and assigns.

7. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

                  ROBERT W. BAIRD & COMPANY, INCORPORATED, a Wisconsin corporation

                  By: /s/ Conley A. Bonges
                   Its: Senior Vice President


                  NORTHWESTERN MUTUAL INVESTMENT SERVICES, LLC, a Wisconsin limited liability company

                  By:_/s/ Leonard F. Stecklin
                   Leonard F. Stecklein
                   Senior Vice President, Variable
                   Annuities

                  MASON STREET ADVISORS, LLC, a Delaware limited liability company

                  By: /s/ Mark G. Doll
                   Mark G. Doll, President

ACKNOWLEDGEMENT AND CONSENT

The  undersigned   acknowledges  the  terms  of  the  foregoing  Assignment  and
Assumption of AUL Fund Participation Agreement and confirms its consent thereto.

AMERICAN UNITED LIFE INSURANCE COMPANY, a life insurance company domiciled in Indiana, on its behalf and on behalf of its segregated asset accounts

By /s/ Richard A. Wacker:

Its: Associate General Counsel

ACKNOWLEDGEMENT AND CONSENT

The undersigned acknowledges the terms of the foregoing Assignment and Assumption of AUL Fund Participation Agreement and confirms its consent thereto as part of the consent it gave to an Assignment and Assumption Agreement dated as of January 1, 2002 under which NMIS assigned to Mason Street Advisors, LLC all of its rights and obligations as investment advisor under certain investment advisory agreements relating to Mason Street Funds, Inc.

MASON STREET FUNDS, INC., a
Maryland corporation

By: /s/ Mark G. Doll
Mark G. Doll, Vice President and Treasurer